UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

March 24, 2023

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Tennyson Parkway, Suite 400, Plano, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(469)-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

As previously reported on the Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2020, on July 22, 2020 Sharing Services Global Corporation (the “Company”) and Chan Heng Fai Ambrose (“Mr. Chan”), entered into a Stock Purchase and Share Subscription Agreement (the “SPSS Agreement”) pursuant to which Mr. Chan agreed to invest $3,000,000 in the Company in exchange for 30,000,000 shares of the Company’s Class A Common Stock and a fully vested Stock Warrant to purchase up to 10,000,000 shares of the Company’s Class A common stock at an exercise price of $0.20 per share. Simultaneously with the SPA Agreement, Mr. Chan and DSS, Inc. (“DSS”), entered into an Assignment and Assumption Agreement pursuant to which Mr. Chan assigned to DSS all interests in the SPA Agreement (the “Assigned Warrants”).

As previously reported on the Current Report on Form 8-K that was filed with the SEC on January 27, 2022, the Company and DSS entered into a one-year business consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company agreed to pay DSS sixty thousand dollars ($60,000) a month and issue a warrant exercisable for fifty million (50,000,000) shares of Class A Common Stock (the “Service Warrants”).

As previously reported on the Annual Report on Form 10-K that was filed with the SEC on June 21, 2022, on June 15, 2022 (the “Issuance Date”), the Company and Decentralized Sharing Systems, Inc. (“DSSI”), entered into a securities purchase agreement (the “DSSI SPA”) pursuant to which the Company agreed to issue to DSSI: (a) a two-year Convertible, Advancing Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock at the exercise price of $0.033 per share (the “DSSI Warrants”). The 2022 Note bears interest at the annual rate of 8% and is due and payable on demand or, if no demand, on May 1, 2024. At any time during the term of the 2022 Note, all or part of the Note could be converted into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. Under the terms of the term sheet, the Company agreed to pay to DSSI a loan origination fee of $270,000, payable in shares of the Company’s Class A Common Stock or in cash, at the Company’s option. In addition, pursuant to the letter of intent, DSSI agreed to surrender to the Company all DSSI’s rights pursuant to (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share issued concurrently with such $30.0 million note.

On March 24, 2023, the Company, DSS and DSSI, entered into a Securities Exchange and Amendment Agreement (the “Agreement”). Pursuant to the Agreement, the parties decided to:

1.	exchange and surrender the Assigned Warrants;
2.	exchange and surrender the Service Warrants;
3.	exchange and surrender the DSSI Warrants; and
4.	amend the 2022 Note by removing all conversion rights granted by the 2022 Note.

In accordance with the Agreement, the Company agreed to issue 25,000,000 shares of the Company’s Class A Common Stock in full satisfaction, exchange and payment for the exchanges and amendments set forth in the Agreement.

The information set forth above is qualified in its entirety by reference to the SPSS Agreement, the Consulting Agreement, the DSSI SPA, the 2022 Note and the Agreement, attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4, and 10.5, each of which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosures set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Stock Purchase and Share Subscription Agreement dated July 22, 2020, by and between Sharing Services Global Corporation and Chan Heng Fai Ambrose (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2020)

10.2	Business Consulting Agreement dated January 24, 2022, by and between Sharing Services Global Corporation and DSS, Inc. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2022)

10.3	Securities Purchase Agreement dated June 2022, by and between Sharing Services Global Corporation and Decentralized Sharing Systems, Inc. (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 21, 2022)

10.4	Secured Advancing Promissory Note issued by the Company in favor of Decentralized Sharing Systems, Inc., in June 2022 (incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 21, 2022)

10.5	Securities Exchange and Amendment Agreement dated March 24, 2023, by and between Sharing Services Global Corporation, DSS, Inc., and Decentralized Sharing Systems, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Included herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	Chief Executive Officer and Vice Chairman of the Board of Directors

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